SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K




                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                   May 8, 2003
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)



                                EQUITY INNS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



        Tennessee                        01-12073                  62-1550848
----------------------------      ---------------------      -------------------
(State of Other Jurisdiction      (Commission File No.)        (I.R.S. Employer
       of Incorporation)                                     Identification No.)


                            7700 Wolf River Boulevard
                           Germantown, Tennessee 38138
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (901) 754-7774
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)





                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS.

The 2003 annual meeting of shareholders (the "2003 Annual Meeting") of Equity Inns, Inc. (the "Company") was held on May 8, 2003.

At the 2003 Annual Meeting, the Company's shareholders of record on March 14, 2003 were asked to take action to elect two Class III directors, Joseph W. McLeary and Donald H. Dempsey, each to serve on the Board of Directors until the Company's annual meeting of shareholders in 2006 or until their successors have been duly elected and qualified (the "Proposal"). Both nominees for Class III directors were nominated by the Board of Directors on March 20, 2003.

A total of 37,632,951 shares, or approximately 92.87% of the Company's outstanding shares of Common Stock entitled to vote at the 2003 Annual Meeting, was present in person or by proxy at the Annual Meeting.

With respect to the Proposal, a plurality of the votes cast in favor of each nominee was required for the election of each nominee as director. Both of Messrs. McLeary and Dempsey received the required plurality of the votes, and each was elected as a director.

The breakdown of the votes cast by the shareholders at the 2003 Annual Meeting was as follows:


                                        Withheld/                Broker
                              For        Against     Abstain    Non-Votes      Total
                          ----------    ---------    -------    ---------    ----------
Mr. McLeary (Class III)   36,072,678    1,560,273                  N/A       37,632,951
Mr. Dempsey (Class III)   37,279,086      353,865                  N/A       37,632,951

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           EQUITY INNS, INC.



May 8, 2003                                /s/Donald H. Dempsey
                                           -------------------------------------
                                           Donald H. Dempsey
                                           Executive Vice President, Secretary,
                                           Treasurer and Chief Financial Officer